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                                                                      EXHIBIT 10





                         EAGLE-PICHER INDUSTRIES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             AS AMENDED MAY 3, 1995
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                     SECTION 1.  ESTABLISHMENT OF THE PLAN

         1.1 ESTABLISHMENT OF THE PLAN. Eagle-Picher Industries, Inc. (the "Company") established, effective November 4, 1987, this supplemental retirement plan for eligible employees of the Company, which plan shall be known as the EAGLE-PICHER SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan").

         1.2 DESCRIPTION OF THE PLAN. This Plan has been established as an unfunded plan in order to provide supplemental retirement benefits for a select group of management or highly compensated employees and as such the Plan is exempt from the participation, vesting, funding and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                           SECTION 2.  DEFINITIONS

         2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall mean:

         (a) "Accrued Benefit" means the benefit payable to the Member under Section 4.1 or Section 4.2 determined as if the Member's participation under the Plan terminated as of the date the accrued benefit is being measured.

         (b)     "Affiliate" means each wholly-owned subsidiary of the Company.

         (c) "Board of Directors" means the Board of Directors of Eagle-Picher Industries, Inc.

         (d) "Committee" means the Committee as defined in Section 6.1 hereof.

         (e) "Company" means Eagle-Picher Industries, Inc., or any successor thereto.

         (f)     "Effective Date" means November 4, 1987.

         (g) "Final Average Monthly Salary" means the sum of the Employee's Salary for the five consecutive calendar years of his service as a Member of this Plan in which




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                 he had the highest Salary during his last ten calendar years of service as a Member of this Plan divided by 60.

         (h) "Other Pension" means the actuarial equivalent life annuity value of any benefit from any qualified defined benefit or defined contribution plan maintained by the Company or an Affiliate (other than the Eagle-Picher Savings Plan) and the Member's Primary Social Security.

         (i) "Participant" means key employees designated by the Board of Directors.

         (j) "Plan" means The Eagle-Picher Industries, Inc. Supplemental Executive Retirement Plan.

         (k) "Plan Year" means the fiscal year of the Company (which presently ends November 30).

         (l) "Primary Social Security" means the monthly benefit which a retired Member or a terminated Member receives or would be entitled to receive at his 62nd birthday, or in the case of a Member who terminates employment after age 62, at the date his Benefit Service terminates as a primary insurance amount under the U.S. Social Security Act, as amended, whether he applies for such benefit or not, and even though he may lose part or all of such benefit for any reason. The amount of such Primary Social Security to which the retired or terminated Member is or would be entitled shall be estimated and computed by the Company for the purposes of the Plan as of the January 1 of the calandar year of retirement or termination on the following basis:

                 (1) For a Member whose Benefit Service terminates on or after his Normal Retirement Age, on the basis of the U.S. Social Security Age as amended





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                          and in effect, and the rate in effect, on the
                          January 1 coincident with or next preceding his Normal Retirement Date (regardless of any retroactive changes made by legislation enacted after said January 1).

                 (2)      For a Member whose Benefit Service
                          terminates prior to his Normal Retirement Age, on the basis and at the rate of the U.S. Social Security Act as amended and in effect on the January 1 coincident with or next preceding the date of termination of his Benefit Service (regardless of any retroactive changes made by legislation enacted after said January 1), and, assuming that he will continue to have each year until he reaches age 62, annual compensation in covered employment under the Act at least equal to the maximum earnings which are considered compensation subject to tax under the Act.

                 In the case of a Member whose projected Benefit Service at age 62 will be less than 25 years, the amount of the Member's Primary Social Security will be prorated based on Benefit Service projected to age 62 (maximum 25 years) divided by 25 years. If a Member's Benefit Service terminates after age 62 and is less than 25 years, his Primary Social Security will be prorated based on actual years of Benefit Service (maximum 25 years) divided by 25 years.

                 (m) "Normal Retirement Age" means a Member's age when he has attained his 62nd birthday and has completed ten years of Vesting Service.

                 (n)      "Normal Retirement Date" means the
                          first day of the calendar month coincident with or next following a Member's Normal Retirement Age.

                 (o)      "Salary" means a Member's total
                          aggregate calendar year compensation before any deferral under the Eagle-Picher Savings Plan or the Eagle-Picher Flex Plan,




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                          including bonuses, commissions, overtime pay and
                          severance pay, but excluding fringe benefits
                          (including but not limited to automobile allowances, imputed income from group term life insurance, relocation allowances, income from the exercise of non-qualified stock options or disposition of incentive stock option stock, interest reimbursements, and income from annuity purchases under Section 5.1 or tax reimbursements under
                          Section 5.2 of this Plan). Bonuses accrued after 1984 shall be included in Salary for the calendar year of accrual if actually paid by January 15th of the following year. All other bonuses shall be included in Salary for the calendar year in which paid.

       2.2 GENDER REFERENCE. Any words in this Plan document (or amendments to it) which are used in one gender shall be read and construed to mean or include the other sender wherever they would so apply.


                                SECTION 3.  MEMBERSHIP AND SERVICE

       3.1 MEMBERSHIP. A person will become a Member upon designation by the Board of Directors. A Member's participation in the Plan may be terminated by action of the Board of Directors if the Member's position with the Company is changed.

       3.2 SERVICE. A Member's Vesting Service and Benefit Service under the Plan shall be computed in the same manner as they would be computed under the Eagle-Pitcher Salaried Plan; provided, however, that the Executive Committee of the Board of Directors, in its discretion, may grant additional Vesting Service and Benefit Service to a Member by written notice to the Member with a copy to the Committee.

                                       SECTION 4.  BENEFITS

       4.1 TERMINATION ON OR AFTER AGE 62. The monthly benefit payable for life



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commencing at age 62 for an individual who terminates employment with the Company or an Affiliate on or after attainment of age 62 with at least 10 years of Vesting Service shall be equal to:

        (1) .024 multiplied by the Member's Final Average Monthly Salary and multiplied by his Benefit Service (maximum 25 years)

        (2)     minus any Other Pension payable at that date.


        4.2 TERMINATION BEFORE AGE 62. The monthly benefit payable for life commencing at age 62 for an individual who terminates employment with the Company or an Affiliate before age 62 with at least 10 years of Vesting Service shall be equal to:


         (1) .024 multiplied by the Member's Final Average Monthly Salary and multiplied by his Benefit Service projected to age 62 (maximum 25 years)

         (2) minus any Other Pension (projecting service to age 62, using the Member's current Final Average Monthly Salary and the Member's Primary Social Security payable at age 62)

         (3) multiplied by Benefit Service earned (maximum 25 years) divided by Benefit Service projected to age 62 (maximum 25 years);

provided, however, that in no event shall the sum of the Member's Other Pension and the benefit payable under this section be less than .024 multiplied by the Member's Final Average Monthly Salary and multiplied by his Benefit Service earned (maximum 25 years).

         4.3 TERMINATION WITHOUT 10 YEARS OF VESTING SERVICE. A Member who terminates employment with the Company or an Affiliate before earning ten years of Vesting Service shall not be entitled to any benefits under this Plan.

         4.4 FORM OF BENEFITS. The normal form of benefits payable under this Plan

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shall be monthly payments for the life of the Member.  To the extent the Company has purchased annuity contracts for the Member's Accrued Benefit under the Plan, payments made under the annuity contracts shall satisfy the Company's obligation hereunder.

              SECTION 5.  ANNUITY PURCHASES AND TAX REIMBURSEMENT

         5.1 ANNUITY PURCHASES. The Company may purchase single premium annuity contracts from time to time to provide for a Member's Accrued Benefit under the Plan. Upon a Member's termination of employment, the Company may distribute the cost of purchasing an annuity to the Member rather than purchasing an annuity for the portion of his benefit not otherwise provided for.

         5.2 TAX REIMBURSEMENT. The Company will reimburse the Member an amount calculated to approximate the income and excise tax liability attributable to any annuity purchase. The Committee shall determine the federal, state and local tax rates to be used. The Committee's determination of these tax rates shall be final. The Member will have a basis in the annuity contract equal to the amount the Company pays for the annuity.

                          SECTION 6.  ADMINISTRATION

         6.1 PLAN ADMINISTRATOR AND FIDUCIARY. The Committee shall be the Plan Administrator and shall be named fiduciary under the Plan. The Committee shall consist of not less than three persons (who may be Members) who shall be appointed by the Board of Directors. The number of members on the Committee may be increased or decreased from time to time provided the total number of members shall at all times be an odd number and shall not be less than three. A member of the Committee may resign or he may be removed by the Board of Directors.

         6.2 CHAIRMAN AND SECRETARY. The Committee shall select a Chairman and


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may select a Secretary (who need not be a member of the Committee) to keep its records or to assist it in the performance of any of its functions.

         6.3 POWERS AND DUTIES. The Committee shall administer the Plan and shall have the power and the duty to take all action, and to make all decisions necessary or proper to carry out the Plan, including, without limitation, the following:

         (a) To interpret the Plan, which interpretations shall be final and conclusive;

         (b)     To resolve all questions concerning the Plan;

         (c)     To compute the benefit to be paid to any person under the Plan.

         Provided, however, that the Committee may delegate all or part of its powers and duties in connection with administering the Plan to a named delegate.

         6.4 APPOINTMENT OF AGENTS AND DELEGATION OF DUTIES. The Committee may appoint such accountants, actuaries, counsel, specialists and other persons as it shall deem necessary or desirable in connection with the administration of the Plan. The Committee and any person to whom it may delegate any duty or power in connection with administering the Plan shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in reliance upon, any tables, valuations, certificates, opinions or reports which shall be furnished to them by any such actuary, counsel or other specialist.

        6.5 ACTION OF COMMITTEE. The Committee may act by a majority of its members either at a meeting or in writing without a meeting.

        6.6 COMPENSATION. Unless otherwise agreed to by the Company, members of the Committee shall serve without compensation. All expenses of the Committee shall be paid by the Company.






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        6.7     INDEMNITY FOR LIABILITY.  The Company shall indemnify the
Committee, its members and delegates, against any and all claims, losses, damages, expenses, including counsel fees, incurred by these parties and any liability, including any amounts paid in settlement with the Committee's approval, arising from the Committee's, its members' and/or delegates' action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such Member.

         6.8     CLAIMS PROCEDURE.

         (a) Claim, Denial and Notice: All claims for benefits shall be in writing and signed by the Member or Beneficiary. Any Member or Beneficiary whose written request to the Committee for benefits has been denied in whole or in part shall be furnished with written notice of the denial of this claim by the Committee within sixty (60) days of receipt by the Committee of the claim. Such notice shall be written in a manner calculated to be understood by the Member or Beneficiary and shall contain the specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of additional material or information which is needed to complete the claim and why such is necessary, and an explanation of the Plan's appeal procedure.

         (b) Appeal: Within sixty (60) days after the receipt of a notice that his claim was denied, the claimant may appeal in writing the denial of his claim to the Committee stating the reason for his appeal and submitting any issues or comments for the Committee's review.

         (c) Decision on Appeal: Within sixty (60) days of receipt of an appeal, the Committee shall mail to the applicant a written notice of its decision setting forth



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         in a manner calculated to be understood by the applicant the specific reasons for its decision and specific references to the pertinent Plan provisions on which the Committee's decision was based.

                 SECTION 7.  AMENDMENT AND TERMINATION

         7.1 AMENDMENT AND TERMINATION. Eagle-Picher Industries, Inc. reserves the right to make any modifications or amendments to the Plan or to terminate it at any time for any reason. No amendment or termination of the Plan shall reduce benefits already accrued and vested under the Plan.

                 SECTION 8.  MISCELLANEOUS AND APPLICABLE LAW

         8.1 NO GUARANTEE OF EMPLOYMENT. The Plan shall not be deemed a contract of employment between the Company and any Member, nor shall it impede the right of the Company to discharge any Member at any time.

         8.2 APPLICABLE LAW. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio.

         IN WITNESS WHEREOF, this document is executed on May 3, 1995.

                                            EAGLE-PICHER INDUSTRIES, INC.


                                            By:   /s/ Thomas E. Petry
                                               --------------------------------
                                               Thomas E. Petry, Chief Executive
                                               Officer and Chairman of the Board

ATTEST:


     /s/ James A. Ralston
   ---------------------------------
    James A. Ralston, Secretary





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